UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Mind Medicine (MindMed) Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 5, 2023, Mind Medicine (MindMed) Inc. (the “Company”) issued a press release relating to the Company’s 2023 Annual General Meeting of Shareholders.

Leading Proxy Advisory Firm ISS Recommends MindMed Shareholders Vote FOR All Six Company Nominees

ISS Believes Company’s Director Nominees Represent an “Unusually Strong” Group of Current and Former Executives From Relevant Fields and Are Best Suited to Continue Overseeing MindMed’s Strategy

Concludes There is “No Reasonable Basis” to Question MindMed’s Drug Development Strategy or Third-Party Support From Greenleaf Health

Confirms FCM Has Not Made a Compelling Case for Change; ISS Does Not Recommend Any of Dissident’s Nominees

MindMed Encourages Shareholders to Follow ISS Recommendation and Vote on the WHITE Universal Proxy Card FOR ALL SIX of the Company’s Director Nominees

NEW YORK – June 5, 2023 – Mind Medicine (MindMed) Inc. (NASDAQ: MNMD) (NEO: MMED), (the “Company” or “MindMed”) today announced that leading proxy advisory firm Institutional Shareholder Services Inc. (“ISS”) has recommended shareholders vote for ALL of MindMed’s six highly qualified director nominees at the upcoming Annual Meeting of Shareholders (“Annual Meeting”), scheduled for June 15, 2023.

In its report supporting MindMed’s nominees, ISS notes the following:1

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“The company's regulatory strategy appears reasonable and has received third-party validation, and the drop in the company's share price after its September 2022 equity raise is in line with sectoral trends.”

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“The board has also undergone a complete refresh of its ranks, yielding a strong cohort of independent directors, all with industry experience. Against this backdrop, the dissident has not made the case for change at MindMed.”

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“As the dissident has not presented a convincing case for change at the company, support for all management nominees is warranted.”

ISS highlights the Company’s Board refreshment, the relevant experience of MindMed’s candidates and the Board’s positive corporate governance:

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“The board's full refreshment of all six members began on Sept. 29, 2021, with the appointment of Vallone and Krebs, and the company expects to complete the refreshment at this year's AGM with the election of its new nominee, Gryska.”

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“In this process, the board has been able to attract an unusually strong collection of former and current executives in the fields of mental health (Vallone), drug development and commercialization (Bruhn, Crystal, and Krebs), and financial management (Gryska).”

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“The board utilizes many conventional governance best practices, such as an independent chair, annual director elections, a well-refreshed board, and a majority voting standard for director elections with a director resignation policy.”

____________________________

1 Permission to quote ISS was neither sought nor obtained. Emphases added.

ISS supports the Company’s financial and regulatory strategy:

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“To its credit, the board appears to have ensured that the company has sufficient cash for the next two years of the company's development. The company's cash runway over the past three quarters, following the company's Q3 2022 financings, appears to be appreciably greater than its peer median.”

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“The board took the additional step of seeking outside validation of its (regulatory) strategy by engaging Greenleaf Health, which has supported the company's choice.”

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“There appears to be no clear reason to question Greenleaf's concurrence with the company's regulatory strategy, even given the provider-client relationship between these parties. The company's collaborator at University Hospital Basel, Matthias Liechti, also supports the company's choice of this Phase IIb trial.”

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“The company's trial strategy appears to be based on reasonable strategic considerations, and there seems to be no board dysfunction that is adversely affecting its oversight of the company's strategy.”

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“At this stage in the company's development, there appears to be no reasonable basis for shareholders to question either the company's development strategy or Greenleaf's third-party validation.”

Robert Barrow, Chief Executive Officer and Director of MindMed, stated: “We appreciate ISS’s support for all six of MindMed’s director nominees and believe ISS rightly acknowledges the significant progress we have made in evolving MindMed over the past two years. We are successfully executing our plan to reach key data milestones and create value – and ISS’s recommendation is validation of our people and approach in that endeavor. Each of our nominees brings proven experience in the key areas of focus for MindMed and reflects a Board that has been proactively and thoughtfully refreshed in recent years. This is a critical period for the Company, and we are committed to maintaining our forward progress to deliver on our mission for patients and shareholders.”

MindMed believes ISS's respected standing as both an expert in contested situations and as an objective third-party should reinforce to shareholders that the strategy presented by the MindMed Board and management is the right one. MindMed encourages all shareholders to follow the recommendation of ISS and vote "FOR" the Company's six highly qualified director nominees using the WHITE universal proxy card at the upcoming Annual Meeting, scheduled for June 15, 2023.

For additional information, please visit www.ProtectMindMed.com.

***

VISIT WWW.PROTECTMINDMED.COM FOR MORE INFORMATION

Due to new U.S. federal rules requiring us to list FCM’s nominees in addition to the Board’s nominees, your WHITE proxy card this year has more names on it than the six directors to be elected. The inclusion of FCM’s nominees on our WHITE proxy card does NOT mean the Board endorses them.

Vote TODAY on the WHITE proxy card FOR all six of the Board’s nominees, WITHHOLD on FCM’s nominees and FOR the other proposals recommended by your Board.

You can help reject FCM’s efforts to take control of the Board by discarding any blue proxy cards and materials you may receive from FCM.

Shareholders will receive proxy materials directly via the preferred method, hard copy or email, specific to each shareholder’s account. If you have any questions, or need assistance voting your shares, please contact the firm assisting us in the solicitation of proxies:

Morrow Sodali LLC
509 Madison Avenue, Suite 1206
New York, NY 10022
Banks and Brokers Call: (203) 658-9400
Shareholders Call Toll Free: (800) 662-5200

Email: MNMD@investor.morrowsodali.com

Shareholders that do not receive proxy materials should contact your broker and request the WHITE voting control number or contact Morrow Sodali.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders.

MindMed trades on NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED.

Cautionary Notes and Forward-Looking Statements

Certain statements in this press release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will”, “may”, “should”, “could”, “intend”, “estimate”, “plan”, “anticipate”, “expect”, “believe”, “potential” or “continue”, or the negative thereof or similar variations. Undue reliance should not be placed on forward-looking information, which are inherently uncertain, are based on estimates and assumptions, and are subject to known and unknown risks and uncertainties (both general and specific) that contribute to the possibility that the future events or circumstances contemplated by the forward-looking statements will not occur. There can be no assurance that the plans, intentions or expectations upon which forward-looking statements are based will in fact be realized. Forward-looking information in this press release includes, but is not limited to, statements regarding the potential benefits and development of the Company’s product candidates, trials, studies and programs; the strengths and benefits of the Company’s strategic plan; the Company’s business plans and objectives; the ability of MindMed to achieve success consistent with management’s expectations; and the expected impact and results of the Company’s corporate governance practices, including of the Company Board’s director nominees.

Forward-looking information is based on the opinions and estimates of management of the Company at the date the statements are made, as well as a number of assumptions made by, and information currently available to, the Company concerning, among other things, anticipated performance of its product candidates and programs, business prospects, strategies, regulatory developments, the development of its product candidates into effective products, the ability to produce products if approved, the approval by regulators of any products that are developed, and the non-occurrence of the risks and uncertainties outlined below or other significant events occurring outside of MindMed’s normal course of business. Although management of the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including history of negative cash flows; limited operating history; incurrence of future losses; availability of additional capital; changes in market conditions; lack of product revenue; compliance with laws and regulations; changes in government policy; difficulty associated with research and development; risks associated with clinical trials or studies; heightened regulatory scrutiny; early stage product development; clinical trial risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; as well as those risk factors discussed or referred to herein and the risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 under headings such as “Special Note Regarding Forward-Looking Statements,” and “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other filings and furnishings made by the Company with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission (“SEC”) on EDGAR at www.sec.gov. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Additional Information and Where to Find It

MindMed has filed with the SEC and Canadian securities regulatory authorities on May 1, 2023 a definitive proxy statement on Schedule 14A (the “proxy statement”), containing a form of WHITE universal proxy card, with respect to its solicitation of proxies for the annual general meeting of shareholders of MindMed on June 15, 2023 (the “Annual Meeting”). Details concerning the nominees of MindMed’s Board for election at MindMed’s Annual Meeting are included in the proxy statement. This press release is not a substitute for the proxy statement or other document that MindMed has filed or may file with the SEC and Canadian securities regulatory authorities in connection with any solicitation by MindMed.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD) FILED BY MINDMED AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORS WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MINDMED AND ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC and Canadian securities regulatory authorities by MindMed free of charge through the website maintained by the SEC at www.sec.gov or through the Company’s profile on SEDAR at www.sedar.com. Copies of the documents filed by MindMed are also available free of charge by accessing MindMed’s website at www.mindmed.co.

Participants in the Solicitation

This press release is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC and Canadian securities regulatory authorities. Nonetheless, MindMed, its directors and executive officers and other members of management and employees may be deemed under U.S. securities laws and Canadian securities laws to be participants in the solicitation of proxies with respect to a solicitation by MindMed. Information about MindMed’s executive officers and directors and other participants in the solicitation, including their respective interests, by security holders or otherwise, is available in the proxy statement. To the extent holdings of MindMed securities reported in the proxy statement for the Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC and if applicable, on the System for Electronic Disclosure by Insiders (SEDI) in accordance with insider reporting requirements of Canadian securities laws. These documents are or will be available free of charge at the SEC’s website at www.sec.gov and either through the Company’s profile on SEDAR at www.sedar.com or updated filings on SEDI at www.sedi.ca.

Contacts

For Media:
media@mindmed.co

OR

Longacre Square Partners
Dan Zacchei / Miller Winston
mindmed@longacresquare.com

For Investors:
ir@mindmed.co

OR

Morrow Sodali
Michael Verrechia / Eric Kamback
MNMD@investor.morrowsodali.com